        As filed with the Securities and Exchange Commission on April 22, 1998

                                                         Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ___________________________

                       Teleport Communications Group Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                         13-3173139
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification No.)

437 Ridge Road, Executive Building 3                         08810
Dayton, New Jersey                                          (Zip Code)
(Address of Principal Executive Offices)

                           ___________________________

                   ACC CORP. EMPLOYEE LONG TERM INCENTIVE PLAN
               ACC CORP. NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                          ACC CORP. UK SHARESAVE SCHEME
                              (Full title of plans)
                          ___________________________

                              JOHN W. THOMSON, ESQ.
                          Vice President and Secretary
                       Teleport Communications Group Inc.
                               One Teleport Drive
                       Staten Island, New York 10311-1011
                     (Name and Address of agent for service)
                          ___________________________

                     Telephone number of agent for service:
                                 (718) 355-2000

                          ___________________________
                         CALCULATION OF REGISTRATION FEE

================================================================================
  Title of        Amount        Proposed        Proposed
security being    being         maximum         maximum
 registered     registered*   offering price   aggregate           Amount of
                                per share**   offering price    registration fee
--------------------------------------------------------------------------------
Class A
Common Stock,
$.01 Par Value     1,235,000      $58.09         $71,741,150       $21,165
================================================================================

* Represents 1,120,000, 90,000 and 25,000 covered under the Long Term Incentive Plan, the Non-Employee Directors' Plan and the UK Sharesave Scheme, respectively. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transaction.

** The maximum offering price per share is calculated pursuant to Rule 457(c) and (h) using the average high and low prices of the security as of April 15, 1998 as reported in NASDAQ.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in the instructions to Part I of Form S-8 will be sent or given to employees participating in the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     Teleport Communications Group Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

     (1) The Company's Annual Report on Form 10K for the fiscal year ended December 31, 1997;

     (2) The Company's Current Reports on Form 8-K filed on January 26, 1998, February 9, 1998, March 11, 1998, and all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since December 31, 1997;

     (3) The description of the Company's Class A Common Stock contained in the Company's most recent Exchange Act registration statement on Form 8-A filed on June 21, 1996, including any amendment thereto or report filed for the purpose of updating such description;

     (4) The Company's Notice of Annual Stockholders Meeting and Proxy Statement for its annual meeting of stockholders held on May 13, 1998, Proxy filed pursuant to Section 14 of the Exchange Act; and

     (5) All documents filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.   Description of Securities

Not Applicable.

Item 5.   Interests of Named Experts and Counsel

None.

Item 6.   Indemnification of Officers and Directors

     Article V of the Amended and Restated Certificate of Incorporation of the Company, (the "Certificate of Incorporation"), provides that to the fullest extent of Section 102 of the General Corporation Law of the State of Delaware (the "DGCL"), a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 102(b)(7) of the DGCL, provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which the director derived an improper personal benefit.

     Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Article VIII of the Certificate of Incorporation provides that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

Item 7.   Exemption from Registration Claimed

Not Applicable.

Item 8.   Exhibits

Exhibit No.                           Exhibit
-----------                           -------
*3.6         Amended and Restated Certificate of Incorporation of the Company,
             as revised

*3.7         Amended and Restated By-laws of the Company, as revised

*4.2         Form of Amended and Restated Stockholders' Agreement

*4.3         Form of Indenture between the Company and United States Trust
             Company of New York, as Trustee, relating to the 11 1/8% Senior
             Discount Notes due 2007 of the Company

*4.4         Form of Indenture between the Company and United States Trust
             Company of New York, as Trustee, relating to 9 7/8% Senior Notes due 2006 of the Company

*4.5         Form of Stock Certificate for Teleport Communications Group Inc.

*4.6 Form of Global Security for 11 1/8 % Senior Discount Notes due 2007 of TCG

*4.7         Form of Global Security for 9 7/8 % Senior Notes due 2006 of TCG

 5           Opinion of Dow, Lohnes & Albertson, PLLC

23.1         Consent of Deloitte & Touche LLP

23.2         Consent of Dow, Lohnes & Albertson
             (contained in their opinion in Exhibit 5)

* Incorporated by reference to the corresponding exhibit of TCGI's Registration Statements on Form S-1 (File Nos. 333-3850 and 333-3984)

                                  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of New Jersey on the 22nd day of April, 1998.

                                   TELEPORT COMMUNICATIONS GROUP INC.


                                   By: /s/ Robert Annunziata
                                      -----------------------------
                                            Robert Annunziata
                                Chairman of the Board, President and
                                       Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrators have duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

Signature                             Capacity                        Date
---------                             --------                        ----
/s/ Robert Annunziata        Chairman of the Board of           April 22, 1998
-------------------------    Directors, President and Chief
Robert Annunziata              Executive Officer


 /s/ John A. Scarpati         Senior Vice President and         April 22, 1998
-------------------------      Chief Financial Officer
John A. Scarpati             (Principal Financial Officer)

/s/ Maria Terranova-Evans     Vice President and Controller     April 22, 1998
-------------------------        (Principal Accounting
Maria Terranova-Evans                   Officer)

/s/ Gary S. Howard                 Director                     April 22, 1998
-------------------------
Gary S. Howard

/s/ John R. Dillon                 Director                     April 22, 1998
-------------------------
John R. Dillon

/s/ Gerald W. Gaines               Director                     April 22, 1998
-------------------------
Gerald W. Gaines

/s/ Lawrence S. Smith              Director                     April 22, 1998
-------------------------
Lawrence S. Smith

/s/ Larry E. Romrell               Director                     April 22, 1998
-------------------------
Larry E. Romrell

/s/ David M. Woodrow               Director                     April 22, 1998
-------------------------
David M. Woodrow

/s/ James Bruce Llewellyn          Director                     April 22, 1998
-------------------------
James Bruce Llewellyn

/s/ C.B. Rogers, Jr.               Director                     April 22, 1998
-------------------------
C.B. Rogers, Jr.

/s/ Jimmy W. Hayes                 Director                     April 22, 1998
-------------------------
Jimmy W. Hayes

/s/ Bernard W. Schotters           Director                     April 22, 1998
-------------------------
Bernard W. Schotters